                                 EXHIBIT 10.54




                   FIRST AMENDMENT TO GROUND LEASE AGREEMENT



                             FOR THE ASML BUILDING

                  FIRST AMENDMENT TO ASU RESEARCH PARK LEASE
                  ------------------------------------------


     THIS FIRST AMENDMENT TO ASU RESEARCH PARK LEASE (the "Amendment") is entered into as of February 24, 1998 by and between PRICE-ELLIOTT RESEARCH PARK, INC., as Landlord, and RYAN COMPANIES US, INC., as Tenant.


                                   Recitals:

     A. Landlord and Tenant entered into that certain ASU Research Park Lease dated August 22, 1997 (the "Lease") for the "Demised Premises" as defined in the Lease and generally referred to as Lot 44 of the ASU Research Park.

     B. While the net square footage of the Demised Premises is correctly stated in the definition of the term "Demised Premises" as 414,151 net square feet, the calculation in Section 3(a) of the Lease of annual and monthly rent based on such net square footage is incorrect.

     C. Landlord and Tenant now wish to correct the annual and the monthly rent figures in Section 3(a) of the Lease.

                                  Covenants:

     NOW, THEREFORE, for good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. The annual and monthly rent figures set forth in Section 3(a) in the table at the top of page 2 are corrected and replaced by the following:

               Lease Years     Per Net Sq. Foot     Annual         Monthly
               -----------     ----------------     ------         -------

               1-15            $0.45                $186,368       $15,531
               16-25           $0.66                $273,340       $22,778
               26-35           $0.86                $356,170       $29,681
               36-85           See (b) below

     2. Except as corrected and amended above, all other provisions of the Lease remain in full force and effect without change.


                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.


                                        PRICE-ELLIOTT RESEARCH PARK, INC.,
                                        An Arizona nonprofit corporation



                                        By:    A.J. Pfister
                                           --------------------------
                                               A.J. Pfister
                                               Its President


                                                            LANDLORD



                                        RYAN COMPANIES US, INC.,
                                        a Minnesota corporation



                                        By:    John Strittmatter
                                           --------------------------
                                               John Strittmatter
                                               Its Vice President


                                                                 TENANT